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                                                                  Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Continucare Corporation on Form SB-2 of our report dated August 9, 1996, except for paragraphs six through eleven of Note 11, as to which the date is October 2, 1996, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Miami, Florida


November 22, 1996